                                                                    Exhibit 12.1

Computation of Earnings to Fixed Charges
(Amounts in millions, except ratio)

Under IFRS
----------

                                                          Six-month                Years ended December 31,
                                                       period ended     -----------------------------------------------
                                                      June 30, 2003         2002          2001         2000        1999
                                                                RMB          RMB           RMB          RMB         RMB
Income before income tax,
   minority interests and equity in
   income of associates                                      12,024       20,750         6,771       24,099      25,941
Add: fixed charges                                              745        1,590         1,589        1,446       1,499
Less: interest capitalized                                     (298)        (770)       (1,032)      (1,067)     (1,018)
                                                            -------     --------       -------      -------     -------
Earnings                                   (A)               12,471       21,570         7,328       24,478      26,422
                                                            =======     ========       =======      =======     =======

Interest expenses incurred                                      616        1,321         1,415        1,342       1,420
Representative portion of interest
   within rental expenses (Note)                                129          269           174          104          79
                                                            -------     --------       -------      -------     -------
Fixed charges                              (B)                  745        1,590         1,589        1,446       1,499
                                                            =======     ========       =======      =======     =======

Ratio of earnings to fixed charges     (A) / (B)               16.7         13.6           4.6         16.9        17.6
                                                            =======     ========       =======      =======     =======

Under U.S. GAAP
---------------

                                                          Six-month                Years ended December 31,
                                                       period ended     -----------------------------------------------
                                                      June 30, 2003         2002          2001         2000        1999
                                                                RMB          RMB           RMB          RMB         RMB
Income before income tax,
   minority interests and equity in
   income of associates                                      11,234       19,153        18,609       24,099      25,941
Add: fixed charges                                              745        1,590         1,589        1,446       1,499
Less: interest capitalized                                     (298)        (770)       (1,032)      (1,067)     (1,018)
                                                            -------     --------       -------      -------     -------
Earnings                                   (A)               11,681       19,973        19,166       24,478      26,422
                                                            =======     ========       =======      =======     =======

Interest expenses incurred                                      616        1,321         1,415        1,342       1,420
Representative portion of interest
   within rental expenses (Note)                                129          269           174          104          79
                                                            -------     --------       -------      -------     -------
Fixed charges                              (B)                  745        1,590         1,589        1,446       1,499
                                                            =======     ========       =======      =======     =======

Ratio of earnings to fixed charges     (A) / (B)               15.7         12.6          12.1         16.9        17.6
                                                            =======     ========       =======      =======     =======

Note: The balance represents one-third of rental expenses.